UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2022

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CHRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 31, 2022, Coherus BioSciences, Inc. (the “Company”), as borrower, drew down an additional aggregate principal amount of $100.0 million (the “Tranche B Loan”) pursuant to its previously disclosed loan agreement dated January 5, 2022 (the “Loan Agreement”) among its domestic subsidiaries (the “Guarantors” and, collectively with the Company, the “Credit Parties”), BioPharma Credit PLC, a public limited company incorporated under the laws of England and Wales with company number 10443190 (as the “Collateral Agent”), BPCR Limited Partnership, a limited partnership established under the laws of England and Wales with registration number LP020944 (as a “Lender”) and Biopharma Credit Investments V (Master) LP, a Cayman Islands exempted limited partnership acting by its general partner, BioPharma Credit Investments V GP LLC (as a “Lender”).

The Loan Agreement provides for a senior secured term loan facility of up to $300.0 million to be funded in four committed tranches: (i) a Tranche A Loan in an aggregate principal amount of $100.0 million (the “Tranche A Loan”) that was funded on January 5, 2022 (the “Tranche A Closing Date”); (ii) a Tranche B Loan in an aggregate principal amount of $100.0 million (the “Tranche B Loan”) that was funded on March 31, 2022 following the delivery of evidence of repayment of all indebtedness outstanding under the Company’s 8.2% Senior Convertible Notes due March 2022 in connection with the maturity of those convertible notes and other customary deliverables; (iii) a Tranche C Loan in an aggregate principal amount of $50.0 million (the “Tranche C Loan”) to be funded at the Company’s option between April 1, 2022 and March 17, 2023, subject to certain conditions including the first U.S. Food and Drug Administration (“FDA”) approval of a Biologics License Application (“BLA”) for the Company’s product candidate CHS-007 (toripalimab) in the United States; and (iv) a Tranche D Loan in an aggregate principal amount of $50.0 million (the “Tranche D Loan” and, together with the Tranche A Loan, the Tranche B Loan, and the Tranche C Loan, the “Term Loans”) to be funded at the Company’s option between April 1, 2022 and March 17, 2023, subject to certain conditions including the first FDA approval of a BLA for the Company’s product candidate CHS-201 (ranibizumab biosimilar) in the United States. The Company has the right to request an uncommitted additional facility amount of up to $100.0 million after the Tranche A Closing Date that will be subject to new terms and conditions.

The Term Loans mature on either (i) the fifth anniversary of the Tranche A Closing Date; or (ii) October 15, 2025, if the outstanding aggregate principal amount of the Company’s 1.5% Convertible Senior Subordinated Notes due 2026 is greater than $50.0 million on October 1, 2025 (the “Maturity Date”).

The Term Loans bear interest at 8.25% plus three-month LIBOR per annum with a LIBOR floor of 1.00%. In the event of the cessation of LIBOR, the benchmark governing the interest rate will be replaced with a rate based on the secured overnight financing rate published by the Federal Reserve Bank of New York as described in the Loan Agreement. Interest is payable quarterly in arrears. Repayment of outstanding principal of the Term Loans will be made in five equal quarterly payments of principal commencing after the 48-month anniversary of the Tranche A Closing Date.

The description of the Loan Agreement in Items 1.01 and 2.03 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2022 is incorporated herein by reference. The foregoing summary of the Loan Agreement is not complete and is qualified in its entirety by reference to the complete text of the Loan Agreement, a copy of which is filed as an exhibit to the Company’s Current Report on Form 8-K filed on January 7, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2022	COHERUS BIOSCIENCES, INC.

	By:	/s/ McDavid Stilwell
	Name:	McDavid Stilwell
	Title:	Chief Financial Officer